EXHIBIT 23.1
CONSENT OF HASKELL & WHITE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in the Registration Statement of Secured Principal, LLC on Form S-1 of our report dated October 21, 2008 relating to the financial statement as of September 30, 2008, appearing in the Prospectus, which is part of this Registration Statement.
     We also consent to the reference to us under the headings “Experts” in such Prospectus.
HASKELL & WHITE LLP
Irvine, California
October 21, 2008